Exhibit 99.1

FOR IMMEDIATE RELEASE

VEREIT® Announces Second Quarter 2016 Operating Results
Issued $1.0 Billion in Senior Notes and $300 Million Term Loan to Redeem its Senior Notes Due 2017
Completed $612.0 Million of Dispositions Year-to-Date

Phoenix, AZ, August 3, 2016 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending June 30, 2016, as well as progress on its business plan.

Second Quarter 2016 Highlights

•	Net Income of $3.2 million and Net Loss per diluted share of $(0.02)

•	Achieved $0.19 AFFO per diluted share

•	Completed $175.4 million of dispositions at an average cash cap rate of 7.1%

•	Reduced Net Debt to Normalized EBITDA from 6.7x to 6.6x

•	Cole Capital® raised $138.7 million of new equity capital

•	Issued $1.0 billion of senior notes and entered into a $300 million term loan to redeem the Company’s senior notes due 2017

•	Due to the early refinancing, the Company is narrowing its previously issued 2016 AFFO per diluted share guidance range of $0.75 - $0.80 to $0.75 - $0.78

Second Quarter 2016 Consolidated Financial Results

Revenue
Consolidated revenue for the quarter ended June 30, 2016 decreased $22.7 million to $371.0 million as compared to revenue of $393.7 million for the same quarter in 2015.

Net Income (Loss) and Net Income (Loss) Attributable to Common Stockholders per Diluted Share
Consolidated net income for the quarter ended June 30, 2016 increased $111.9 million to net income of $3.2 million as compared to a net loss of $(108.7) million for the same quarter in 2015 and net loss per diluted share decreased $0.12 to $(0.02) for the quarter ended June 30, 2016, as compared to $(0.14) for the same quarter in 2015.

Normalized EBITDA
Consolidated normalized EBITDA for the quarter ended June 30, 2016 decreased $26.2 million to $283.1 million as compared to normalized EBITDA of $309.3 million for the same quarter in 2015.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended June 30, 2016 decreased $9.8 million to $184.2 million, as compared to $194.0 million for the same quarter in 2015 and FFO per diluted share decreased $0.01 to $0.20 for the quarter ended June 30, 2016, as compared to $0.21 for the same quarter in 2015.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended June 30, 2016 decreased $22.2 million to $180.1 million, as compared to $202.3 million for the same quarter in 2015, and AFFO per diluted share decreased $0.03 to $0.19 for the quarter ended June 30, 2016, as compared to $0.22 for the same quarter in 2015.

Common Stock Dividend Information
On August 2, 2016 the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the third quarter of 2016, representing an annual distribution rate of $0.55 per share. The dividend will be paid on October 17, 2016 to common stockholders of record as of September 30, 2016.

Balance Sheet and Liquidity
During the quarter, the Company paid down $225.0 million on its revolving line of credit, reducing the total amount outstanding under the revolving line of credit to $55.0 million. The Company’s credit facility is made up of its revolving line of credit and a $1.0 billion term loan. Additionally, secured debt was reduced by $86.9 million.

In June 2016, the Company issued $1.0 billion of senior notes and entered into a new $300 million bank term loan agreement, which was not drawn upon until after quarter end. The notes offering was comprised of $400 million aggregate principal amount of 4.125% 5-year senior notes and $600 million aggregate principal amount of 4.875% 10-year senior notes. Proceeds from this offering, together with borrowings under the new $300 million term loan and available cash, were used to redeem its $1.3 billion aggregate principal amount of the Company’s outstanding 2.00% senior notes due in 2017, subsequent to the quarter end.

2016 AFFO Guidance
Due to the early refinancing discussed above, the Company is narrowing its previously issued 2016 AFFO per diluted share guidance range of $0.75 - $0.80 to $0.75 - $0.78.

Consolidated Financial Statistics
Consolidated Financial Statistics as of the quarter ended June 30, 2016 are as follows: Net Debt to Normalized EBITDA of 6.6x, Fixed Charge Coverage Ratio of 2.8x, Unencumbered Gross Real Estate Assets to Total Gross Assets ratio of 65.8%, Net Debt to Gross Real Estate Assets of 46.5% and Weighted Average Debt Term of 3.9 years.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “Culling of the portfolio remains on track, having completed $612.0 million of dispositions in 2016, with accelerated activity on Red Lobster property sales. Total sales since the beginning of 2015 are over $2.0 billion and we have reduced debt by $3.0 billion. We also demonstrated successful access to the capital markets through an upsized $1.0 billion bond offering and $300 million term loan at near investment grade pricing, which allowed us to redeem $1.3 billion of debt coming due next February. Our business plan was introduced one year ago as a roadmap and measuring stick and we believe the Company’s progress speaks for itself.”

Second Quarter 2016 Real Estate Investment (“REI”) Financial Results
Revenue
REI segment revenue for the quarter ended June 30, 2016 decreased $28.7 million to $338.5 million as compared to revenue of $367.2 million for the same quarter in 2015, mainly due to dispositions since January 1, 2015.

Net Income (Loss)
REI segment net income for the quarter ended June 30, 2016 increased $110.5 million to $2.2 million as compared to a net loss of $(108.3) million for the same quarter in 2015, mainly due to higher real estate impairments recognized for the quarter ended June 30, 2015.

Normalized EBITDA
REI segment normalized EBITDA for the quarter ended June 30, 2016 decreased $28.6 million to $274.7 million as compared to normalized EBITDA of $303.3 million for the same quarter in 2015, mainly due to dispositions since January 1, 2015.

FFO and FFO per Diluted Share
REI segment FFO for the quarter ended June 30, 2016 decreased $11.3 million to $183.1 million, as compared to $194.4 million for the same quarter in 2015, and FFO per diluted share decreased $0.01 to $0.20 for the quarter ended June 30, 2016, as compared to $0.21 for the same quarter in 2015.

AFFO and AFFO per Diluted Share
REI segment AFFO for the quarter ended June 30, 2016 decreased $17.8 million to $177.6 million, as compared to $195.4 million for the same quarter in 2015, and AFFO per diluted share decreased $0.02 to $0.19 for the quarter ended June 30, 2016, as compared to $0.21 for the same quarter in 2015.

Real Estate Portfolio Update
As of June 30, 2016, the Company’s portfolio consisted of 4,291 properties with total portfolio occupancy of 97.7%, investment grade tenancy of 42.7% and a weighted-average remaining lease term of 10.2 years.

Same-Store Rent Increases
During the quarter ended June 30, 2016, same-store rents (4,257 properties) were flat at 0.0% as compared to the same quarter in 2015. Excluding the impact of the bankruptcy filing of Ovation Brands, Inc., same store rental revenue increased 0.7%, during the quarter ended June 30, 2016, as compared to the same quarter in 2015.

Property Acquisitions and Development
During the second quarter of 2016, the Company capitalized $2.4 million of development costs and placed $11.6 million of assets into service at an average cash cap rate of 8.3%. As of June 30, 2016, build-to-suits and redevelopment programs included two properties with an investment-to-date of $3.6 million and remaining estimated investment of $1.9 million.

Property Dispositions
During the quarter ended June 30, 2016, the Company sold 87 properties for approximately $175.4 million at an average cash cap rate of 7.1%, including $77.7 million in net sales of Red Lobster restaurants. The gain on second quarter sales was approximately $13.5 million, excluding goodwill allocation.

Second Quarter 2016 Cole Capital® Financial Results

Revenue
Cole Capital segment revenue for the quarter ended June 30, 2016 increased $6.0 million to $32.5 million, as compared to revenue of $26.5 million for the same quarter in 2015, primarily due to higher fee and reimbursement revenue associated with higher capital raise and assets under management offset by lower transactional revenue.

Net Income (Loss)
Cole Capital segment net income for the quarter ended June 30, 2016 increased $1.5 million to $1.1 million, as compared to a net loss of $(0.4) million for the same quarter in 2015, mainly due to the increase in net revenue.

Normalized EBITDA
Cole Capital segment normalized EBITDA for the quarter ended June 30, 2016 increased $2.4 million to $8.4 million, as compared to normalized EBITDA of $6.0 million for the same quarter in 2015, mainly due to the increase in net revenue.

FFO and FFO per Diluted Share
Cole Capital segment FFO for the quarter ended June 30, 2016 increased $1.5 million to $1.1 million, as compared to $(0.4) million for the same quarter in 2015, and FFO per diluted share remained the same at $0.00 for the quarters ending June 30, 2016 and June 30, 2015.

AFFO and AFFO per Diluted Share
Cole Capital segment AFFO for the quarter ended June 30, 2016 decreased $4.5 million to $2.5 million, as compared to $7.0 million for the same quarter in 2015, and AFFO per diluted share decreased $0.01 to $0.00 per diluted share, as compared to $0.01 for the same quarter in 2015.

Investment Management Capital Raise
During the quarter, Cole Capital raised $174.1 million of capital on behalf of its sponsored non-listed REITs (the “Cole REITs”), including $35.5 million through the Cole REITs’ distribution reinvestment plans (“DRIP”), compared to $91.4 million, including $33.1 million of DRIP proceeds, in the second quarter of 2015.

Investment Management Acquisitions
Cole Capital invested $211.2 million in 14 properties on behalf of the Cole REITs in the second quarter of 2016, compared to $214.7 million in 21 properties in the second quarter of 2015.

Subsequent Events - Consolidated

Capital Activity
On July 5, 2016, the Company redeemed $1.3 billion aggregate principal amount of its outstanding 2.00% senior notes due 2017, using proceeds from its new $1.0 billion senior notes offering, $300 million term loan and available cash. Including the redemption and new term loan, the Weighted Average Debt Term increases to 4.5 years from 3.9 years and Unencumbered Gross Real Estate Assets to Total Gross Assets ratio decreases to 62.7% from 65.8%.

Property Dispositions
From July 1, 2016 through July 29, 2016, the Company disposed of 31 properties for an aggregate sales price of $141.5 million at an average cash cap rate of 6.9%, including $46.7 million in net sales of Red Lobster restaurants. Dispositions year-to-date through July 29, 2016, totaled $612.0 million at an average cash cap rate of 6.7%.

Cole Capital Equity Raise
In July 2016, Cole Capital raised $52.0 million of capital on behalf of the Cole REITs, including $11.7 million through DRIP.

Audio Webcast Details

The live audio webcast, beginning at 1:00 p.m. ET on Wednesday, August 3, 2016, is available by accessing this link:
http://ir.vereit.com/.

Following the call, a replay of the webcast will be available at the link above and archived for up to 12 months following the call. Participants should log in 10-15 minutes early.

About the Company
VEREIT is a leading, full-service real estate operating company with investment management capability. VEREIT owns and actively manages a diversified portfolio of retail, restaurant, office and industrial real estate assets with a total asset book value of $17.4 billion including 4,291 properties totaling approximately 98.2 million square feet, located in 49 states, as well as the District of Columbia, Puerto Rico and Canada. Additionally, VEREIT manages $7.0 billion of gross real estate investments on behalf of the Cole Capital® non-listed REITs. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. Additional information about VEREIT can be found on its website at www.VEREIT.com. VEREIT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

Investor Contact
Bonni Rosen, Director, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO, AFFO, EBITDA and Normalized EBITDA are provided below. Refer to pages 12 through 23 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of our Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio and Unencumbered Asset Ratio.
Funds From Operations and Adjusted Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), an industry trade group, has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
NAREIT defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on real estate including the pro rata share of adjustments for unconsolidated partnerships and joint ventures. We calculated FFO in accordance with NAREIT's definition described above.
In addition to FFO, we use adjusted funds from operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition related costs, litigation and other non-routine costs, gains or losses on sale of investment securities or loans held for investment, insurance recoveries and legal settlements. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, unrealized gains or losses on derivatives, reserves for loan loss, gain or loss on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, above-market lease assets and below-market lease liabilities. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other traded REITs, as AFFO, or an equivalent measure, is routinely reported by traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
EBITDA and Normalized EBITDA
Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude non-routine items such as acquisition related costs, merger and other non-routine transactions costs, gains or losses on sale of investments, insurance and litigation settlements and extinguishment of debt cost. We also exclude certain non-cash items such as impairments of intangible assets, straight-line rental revenue, unrealized gains or losses on derivatives, write-off of program development costs, and amortization of intangibles, deferred financing costs, above-market lease assets and below-market lease liabilities. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. The Company believes that Normalized EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of the Company’s business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Normalized EBITDA should not be considered as an alternative to net income or as an indicator of the Company’s financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company’s strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.

Forward Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (within the meaning of section 27A of the Securities Act of 1933, as amended, and in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events, including the culling of its portfolio, and VEREIT’s future financial condition, results of operations and business, including 2016 guidance. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to execute on and realize success from its business plan; VEREIT’s ability to meet its 2016 guidance; the unpredictability of the business plans and financial condition of VEREIT’s tenants; the impact of impairment charges in respect of certain of VEREIT’s properties or other assets; risks associated with pending government investigations related to the Audit Committee Investigation and related litigations; the inability of Cole Capital to regain its prior level of capital raise; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Real estate investments, at cost:
Land	$2,992,848	$3,120,653
Buildings, fixtures and improvements	10,956,605	11,445,690
Intangible lease assets	2,102,606	2,218,378
Total real estate investments, at cost	16,052,059	16,784,721
Less: accumulated depreciation and amortization	2,029,121	1,778,597
Total real estate investments, net	14,022,938	15,006,124
Investment in unconsolidated entities	22,435	56,824
Investment in direct financing leases, net	43,155	46,312
Investment securities, at fair value	48,347	53,304
Mortgage notes receivable, net	23,297	24,238
Cash and cash equivalents	1,029,620	69,103
Restricted cash	60,837	59,767
Intangible assets, net	37,088	50,779
Rent and tenant receivables and other assets, net	333,124	303,637
Goodwill	1,620,233	1,656,374
Due from affiliates	8,043	60,633
Real estate assets held for sale, net	159,394	18,771
Total assets	$17,408,511	$17,405,866

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable and other debt, net	$2,938,072	$3,111,985
Corporate bonds, net	3,522,297	2,536,333
Convertible debt, net	968,059	962,894
Credit facility, net	1,045,872	1,448,590
Below-market lease liabilities, net	237,403	251,692
Accounts payable and accrued expenses	163,122	151,877
Deferred rent, derivative and other liabilities	84,486	87,490
Distributions payable	146,695	140,816
Due to affiliates	—	230
Total liabilities	9,106,006	8,691,907
Commitments and contingencies (Note 15)
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 42,834,138 issued and outstanding as of each of June 30, 2016 and December 31, 2015	428	428
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 904,797,960 and 904,884,394 issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	9,048	9,049
Additional paid-in-capital	11,934,864	11,931,768
Accumulated other comprehensive loss	(12,297)	(2,025)
Accumulated deficit	(3,810,341)	(3,415,233)
Total stockholders’ equity	8,121,702	8,523,987
Non-controlling interests	180,803	189,972
Total equity	8,302,505	8,713,959
Total liabilities and equity	$17,408,511	$17,405,866

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended June 30,
	2016	2015
Revenues:
Rental income	$311,352	$341,183
Direct financing lease income	535	697
Operating expense reimbursements	26,646	25,312
Cole Capital revenue	32,486	26,529
Total revenues	371,019	393,721
Operating expenses:
Cole Capital reallowed fees and commissions	6,975	3,710
Acquisition related	41	1,563
Litigation and other non-routine costs, net of insurance recoveries	2,917	16,864
Property operating	38,199	32,598
General and administrative	33,094	33,958
Depreciation and amortization	197,345	217,513
Impairments	8,825	85,341
Total operating expenses	287,396	391,547
Operating income	83,623	2,174
Other (expense) income:
Interest expense	(82,468)	(90,572)
Gain on extinguishment of debt, net	252	—
Other income, net	1,216	3,822
Equity in income and gain on disposition of unconsolidated entities	70	1,480
(Loss) gain on derivative instruments, net	(177)	311
Total other expenses, net	(81,107)	(84,959)
Income (loss) before taxes and real estate dispositions	2,516	(82,785)
Gain (loss) on disposition of real estate, net	437	(24,674)
Income (loss) before taxes	2,953	(107,459)
Benefit from (provision for) income taxes	280	(1,250)
Net income (Ioss)	3,233	(108,709)
Net (income) loss attributable to non-controlling interests	(87)	2,187
Net income (loss) attributable to the General Partner	$3,146	$(106,522)

Basic and diluted net loss per share attributable to common stockholders	$(0.02)	$(0.14)
Distributions declared per common share	$0.14	$—

VEREIT, INC.
CONSOLIDATED EBITDA AND NORMALIZED EBITDA
(In thousands, except for per share data) (Unaudited)

	Three Months Ended June 30,
	2016	2015
Net income (loss)	$3,233	$(108,709)
Adjustments:
Interest expense	82,468	90,572
Depreciation and amortization	197,345	217,513
(Benefit from) provision for income taxes	(280)	1,250
Proportionate share of adjustments for unconsolidated entities	554	2,415
EBITDA	$283,320	$203,041
(Gain) loss on disposition of real estate assets, including joint ventures, net	(437)	24,674
Impairments	8,825	85,341
Acquisition related expenses	41	1,563
Litigation and other non-routine costs, net of insurance recoveries	2,917	16,864
(Gain) loss on sale and unrealized gains of investment securities	—	172
Loss on derivative instruments, net	177	(311)
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	1,248	1,064
Gain on extinguishment and forgiveness of debt, net	(252)	—
Net direct financing lease adjustments	590	491
Straight-line rent	(15,663)	(23,997)
Program development costs write-off	2,377	—
Other amortization and non-cash charges	(157)	(125)
Proportionate share of adjustments for unconsolidated entities	74	529
Normalized EBITDA	$283,060	$309,306

VEREIT, INC.
CONSOLIDATED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended June 30,
	2016	2015
Net income (loss)	$3,233	$(108,709)
Dividends on non-convertible preferred stock	(17,973)	(17,973)
(Gain) loss on real estate assets and interest in joint venture, net	(437)	24,674
Depreciation and amortization of real estate assets	190,236	209,132
Impairment of real estate	8,825	85,341
Proportionate share of adjustments for unconsolidated entities	290	1,486
FFO attributable to common stockholders and limited partners	$184,174	$193,951

Acquisition related expenses	41	1,563
Litigation and other non-routine costs, net of insurance recoveries	2,917	16,864
Gain on investment securities	—	172
Loss on derivative instruments, net	177	(311)
Amortization of net premiums on debt and investments, net	(4,030)	(5,298)
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	1,248	1,064
Net direct financing lease adjustments	590	491
Amortization and write off of deferred financing costs	7,461	7,428
Amortization of management contracts	6,240	7,510
Deferred tax benefit	(6,417)	(3,874)
Gain on extinguishment and forgiveness of debt, net	(252)	—
Straight-line rent	(15,663)	(23,997)
Equity-based compensation expense	2,779	5,355
Other amortization and non-cash charges	751	766
Proportionate share of adjustments for unconsolidated entities	91	654
AFFO attributable to common stockholders and limited partners	$180,107	$202,338

Weighted-average shares outstanding - basic	904,107,378	903,339,143
Effect of dilutive securities	27,144,667	26,348,273
Weighted-average shares outstanding - diluted	931,252,045	929,687,416

FFO attributable to common stockholders and limited partners per diluted share	$0.20	$0.21
AFFO attributable to common stockholders and limited partners per diluted share	$0.19	$0.22

VEREIT, INC.
CONSOLIDATED ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2016 GUIDANCE
(Unaudited)

Due to the early refinancing, the Company is narrowing its previously issued 2016 AFFO per diluted share guidance range of $0.75 - $0.80 to $0.75 - $0.78.

	Low	High
Basic and diluted net loss per share attributable to common stockholders (1)	$(0.22)	$(0.20)
Gain on disposition of real estate assets, net (2)(3)	(0.03)	(0.03)
Depreciation and amortization of real estate assets	0.80	0.81
Impairment of real estate (3)	0.18	0.18
Effect of incremental dilutive shares (4)	0.01	0.01
FFO attributable to common stockholders and limited partners per diluted share	0.74	0.77
Adjustments (5)	0.01	0.01
AFFO attributable to common stockholders and limited partners per diluted share	$0.75	$0.78
_____________________________________
(1) Includes impact of dividends paid to preferred shareholders and excludes the effect of non-controlling interests. Excludes impact of gain or loss on sale of real estate.
(2)  Includes an allocated portion of the Real Estate Investment segment goodwill to the respective sold properties to calculate the GAAP loss.
(3) Reflects actual amounts for the six months ended June 30, 2016.
(4) Represents impact of limited partnership interests in our operating partnership, unvested restricted shares and unvested restricted stock units that are included in the computation of FFO and AFFO per diluted share but excluded from net loss per share as the effect is antidilutive for such calculation.
(5) Includes (i) non-routine items such as acquisition related costs, litigation and other non-routine costs, gains or losses on sale of investment securities and mortgage note receivables, insurance and legal settlements and extinguishment of debt cost and (ii) certain non-cash items such as impairments of intangible assets and goodwill, straight-line rental revenue, unrealized gains or losses on derivatives, amortization of intangible assets, deferred financing costs and above and below market lease amortization as well as equity-based compensation.

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended
	June 30, 2016
Interest expense	$78,998
Secured debt principal amortization	5,168
Dividends attributable to preferred shares	17,973
Total fixed charges	102,139
Normalized EBITDA	283,060
Fixed charge coverage ratio	2.77	x

	June 30, 2016
Total Debt	$8,514,700
Less: cash and cash equivalents	1,029,620
Net Debt	7,485,080
Normalized EBITDA annualized	1,132,240
Net Debt to Normalized EBITDA annualized ratio	6.61	x

Net Debt	$7,485,080
Gross Real Estate Investments	16,085,149
Net Debt leverage ratio	46.5%

Unencumbered Gross Real Estate Investments	$10,585,494
Gross Real Estate Investments	16,085,149
Unencumbered asset ratio	65.8%

VEREIT, INC.
SEGMENT REPORTING - STATEMENTS OF OPERATIONS
(REI Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended June 30,
	2016	2015
Revenues:
Rental income	$311,352	$341,183
Direct financing lease income	535	697
Operating expense reimbursements	26,646	25,312
Total real estate investment revenues	338,533	367,192
Operating expenses:
Acquisition related	27	1,563
Litigation and other non-routine costs, net of insurance recoveries	2,917	16,864
Property operating	38,199	32,598
General and administrative	13,701	16,827
Depreciation and amortization	190,236	209,122
Impairment of real estate	8,825	85,341
Total operating expenses	253,905	362,315
Operating income	84,628	4,877
Other (expense) income:
Interest expense	(82,468)	(90,572)
Gain on extinguishment and forgiveness of debt, net	252	—
Other income, net	1,216	3,430
Equity in income and gain on disposition of unconsolidated entities	70	1,480
(Loss) gain on derivative instruments, net	(177)	311
Total other expenses, net	(81,107)	(85,351)
Income (loss) before taxes and disposition of real estate	3,521	(80,474)
Gain (loss) on disposition of real estate assets, net	437	(24,674)
Income (loss) before income taxes	3,958	(105,148)
Provision for income taxes	(1,791)	(3,119)
Net income (loss)	$2,167	$(108,267)

VEREIT, INC.
SEGMENT REPORTING - STATEMENTS OF OPERATIONS
(Cole Capital Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended June 30,
	2016	2015
Revenues:
Offering-related fees and reimbursements	$10,914	$5,516
Transaction service fees and reimbursements	4,476	7,036
Management fees and reimbursements	17,096	13,977
Total Cole Capital revenues	32,486	26,529
Operating Expenses:
Cole Capital reallowed fees and commissions	6,975	3,710
Acquisition related	14	—
General and administrative	19,393	17,131
Depreciation and amortization	7,109	8,391
Total operating expenses	33,491	29,232
Operating loss	(1,005)	(2,703)
Total other income, net	—	392
Loss before taxes	(1,005)	(2,311)
Benefit from income taxes	2,071	1,869
Net income (loss)	$1,066	$(442)

VEREIT, INC.
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(REI Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended June 30,
	2016	2015
Net income (loss)	$2,167	$(108,267)
Adjustments:
Interest expense	82,468	90,572
Depreciation and amortization	190,236	209,122
Provision for income taxes	1,791	3,119
Proportionate share of adjustments for unconsolidated entities	554	2,415
EBITDA	$277,216	$196,961
(Gain) loss on disposition of real estate assets, including joint ventures, net	(437)	24,674
Impairments of real estate assets	8,825	85,341
Acquisition related expenses	27	1,563
Litigation and other non-routine costs, net of insurance recoveries	2,917	16,864
Unrealized gains of investment securities	—	172
Loss on derivative instruments, net	177	(311)
Amortization of above- and below- market lease assets and liabilities	1,248	1,064
Gain on extinguishment and forgiveness of debt, net	(252)	—
Net direct financing lease adjustments	590	491
Straight-line rent	(15,663)	(23,997)
Legal settlements	—	—
Other amortization and non-cash charges	(39)	(20)
Proportionate share of adjustments for unconsolidated entities	74	529
Normalized EBITDA	$274,683	$303,331

VEREIT, INC.
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(Cole Capital Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended June 30,
	2016	2015
Net income (loss)	$1,066	$(442)
Adjustments:
Depreciation and amortization	7,109	8,391
Benefit from income taxes	(2,071)	(1,869)
EBITDA	$6,104	$6,080
Management adjustments:
Acquisition related expenses	14	—
Program development cost write-off	2,377	—
Other amortization and non-cash charges	(118)	(105)
Normalized EBITDA	$8,377	$5,975

VEREIT, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(REI Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended June 30,
	2016	2015
Net income (loss)	$2,167	$(108,267)
Dividends on non-convertible preferred stock	(17,973)	(17,973)
(Gain) loss on disposition of real estate assets, including joint ventures, net	(437)	24,674
Depreciation and amortization of real estate assets	190,236	209,132
Impairment of real estate	8,825	85,341
Proportionate share of adjustments for unconsolidated entities	290	1,486
FFO attributable to common stockholders and limited partners	$183,108	$194,393

Acquisition related expenses	27	1,563
Litigation and other non-routine costs, net of insurance recoveries	2,917	16,864
Unrealized gains of investment securities	—	172
Loss on derivative instruments, net	177	(311)
Amortization of premiums and discounts on debt and investments, net	(4,030)	(5,298)
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	1,248	1,064
Net direct financing lease adjustments	590	491
Amortization and write-off of deferred financing costs	7,461	7,428
Gain on extinguishment and forgiveness of debt, net	(252)	—
Straight-line rent	(15,663)	(23,997)
Equity-based compensation expense	1,925	2,357
Other amortization and non-cash charges	—	(10)
Proportionate share of adjustments for unconsolidated entities	91	654
AFFO attributable to common stockholders and limited partners	$177,599	$195,370

Weighted-average shares outstanding - basic	904,107,378	903,339,143
Effect of dilutive securities	27,144,667	26,348,273
Weighted-average shares outstanding - diluted	931,252,045	929,687,416

FFO attributable to common stockholders and limited partners per diluted share	$0.20	$0.21
AFFO attributable to common stockholders and limited partners per diluted share	$0.19	$0.21

VEREIT, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(Cole Capital Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended June 30,
	2016	2015
Net income (loss)	$1,066	$(442)
FFO attributable to common stockholders and limited partners	1,066	(442)

Acquisition related expenses	14	—
Amortization of management contracts	6,240	7,510
Deferred tax benefit	(6,417)	(3,874)
Equity-based compensation expense	854	2,998
Other amortization and non-cash charges	751	776
AFFO attributable to common stockholders and limited partners	$2,508	$6,968

Weighted-average shares outstanding - basic	904,107,378	903,339,143
Effect of dilutive securities	27,144,667	26,348,273
Weighted-average shares outstanding - diluted	931,252,045	929,687,416

FFO attributable to common stockholders and limited partners per diluted share	$—	$—
AFFO attributable to common stockholders and limited partners per diluted share	$—	$0.01